UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2018

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road
Raleigh, NC 27607
(Address of Principal Executive Office) (Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2018, the Board of Directors (the “Board”) of Martin Marietta Materials, Inc. (the “Company”) authorized and approved amendments to the Company’s Restated Bylaws (the “Bylaws”) to implement proxy access. A new Section 1.13 has been added to Article I of the Bylaws to permit a shareholder or a group of up to 20 shareholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of 25% of the Board or two individuals, provided that the nominating shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.  The Bylaws also include related conforming revisions and clarifications.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by the text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

            (d)            Exhibits.

Exhibit No.	Description
3.2	Restated Bylaws of Martin Marietta Materials, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: February 22, 2018	By:	/s/ Roselyn R. Bar
		Name:	Roselyn R. Bar
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Restated Bylaws of Martin Marietta Materials, Inc.